F3nl140224trust2

Exhibit 99

Additional Information

     The following is a description of the relationships between the

Reporting Persons and certain related entities or persons that may be deemed to beneficially own shares ("Shares") of the common stock of the issuer,

NL Industries, Inc. ("NL").

     Lisa K. Simmons and Serena Simmons Connelly are daughters of Harold C.

Simmons.  Annette C. Simmons is the widow of Harold C. Simmons and serves as independent executor of his estate, has the power to vote and direct the disposition of the Shares held by the estate and is the designated legatee of such Shares.

     Substantially all of the outstanding voting stock of Contran Corporation

("Contran") is held by trusts established for the benefit of Lisa K. Simmons and Serena Simmons Connelly, daughters of Harold C. Simmons, and their children (the "Family Trusts"), for which Ms. Lisa Simmons and Ms. Connelly are co-trustees, or is held directly by Ms. Lisa Simmons and Ms. Connelly or persons or entities related to them, including their step-mother Annette C.

Simmons, the widow of Harold C. Simmons.  Ms. Annette C. Simmons, Ms. Lisa

Simmons and Ms. Connelly also serve as members of the board of directors of

Contran (the "Contran Board").  Prior to his death on December 28, 2013, Mr.

Simmons served as sole trustee of the Family Trusts.  As co-trustees of each of the Family Trusts, Ms. Lisa Simmons and Ms. Connelly have the shared power to vote and direct the disposition of the shares of Contran stock held by each of the Family Trusts, and Ms. Lisa Simmons and Ms. Connelly each have the power to vote and direct the disposition of shares of Contran stock they hold directly or which is held by other entities related to them.

     Under a voting agreement (the "Voting Agreement") entered into effective

February 3, 2014 by the voting stockholders of Contran, the size of the

Contran Board was initially fixed at five (5) members; Ms. Lisa Simmons, Ms.

Connelly and Ms. Annette Simmons (and, in the event of their death, their heirs) each have the right to designate one of the five members of the

Contran Board; and the remaining two members of the Contran Board must consist of Contran management.  The Voting Agreement terminates in February

2017 (unless Ms. Lisa Simmons, Ms. Connelly and Ms. Annette Simmons otherwise mutually agree), and the ability of Ms. Lisa Simmons, Ms. Connelly, and Ms.

Annette Simmons to each designate one member of the Contran Board is dependent upon each of their continued beneficial ownership of at least 5% of the combined voting stock of Contran.  In accordance with such Voting

Agreement, each of Ms. Lisa Simmons, Ms. Connelly and Ms. Annette Simmons

have been designated as members of the Contran Board as of February 3, 2014,

along with two members of Contran management.

     The Harold Simmons Foundation, Inc. (the "Foundation") is a tax-exempt foundation organized for charitable purposes.  Lisa K. Simmons and Serena

Simmons Connelly are the sole members of the Foundation, serve as two of the three directors on the Foundation's board of directors and are the president and executive vice president, respectively, of the Foundation.  They may be deemed to control the Foundation but disclaim  beneficial ownership of all

Shares that the Foundation holds.

     Annette C. Simmons is the sole trustee of a trust of which the beneficiaries are her grandchildren (the "Grandchildren's Trust"), and she has the power to vote and direct the disposition of the shares the trust holds.  She disclaims beneficial ownership of any shares that this trust holds.

     A trust for which Ms. Annette Simmons is one of the co-trustees is the holder of 100% of the outstanding shares of non-voting preferred stock issued by Valhi Holding Company ("VHC").

     Contran is the holder of 100% of the outstanding common stock of Dixie

Rice Agricultural Corporation, Inc. ("Dixie Rice") and may be deemed to control Dixie Rice.  Dixie Rice is the direct holder of 100% of the outstanding common stock of VHC and may be deemed to control VHC.

     Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding Shares of NL:

Valhi, Inc. ("Valhi").......................................................83.0%

Annette C. Simmons as the independent executor

of the estate of Harold C. Simmons and the

designated legatee of his Shares.............................................2.2%

Annette C. Simmons...........................................................0.9%

Kronos Worldwide, Inc. ("Kronos Worldwide")........................Less than 0.1%

Valhi may be deemed to control NL.

     Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi.......................................................................50.0%

NL..........................................................................30.4%

Annette C. Simmons...........................................................0.7%

Annette C. Simmons as the independent executor

of the estate of Harold C. Simmons and the

designated legatee of his shares of Kronos

Worldwide common stock.......................................................0.7%

Contran......................................................................0.1%

Together, Valhi, NL and Contran may be deemed to control Kronos Worldwide.

Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding shares of Valhi common stock:

VHC.........................................................................93.8%

The Foundation...............................................................0.7%

Annette C. Simmons as the independent executor

of the estate of Harold C. Simmons and the

designated legatee of his shares of

Valhi common stock...........................................................0.6%

Annette C. Simmons...........................................................0.2%

The Grandchildren's Trust .........................................Less than 0.1%

VHC may be deemed to control Valhi.  Contran may be deemed to control VHC, by virtue of its ownership of Dixie Rice shares.

 NL (including a wholly owned subsidiary of NL) and Kronos Worldwide own

14,372,970 shares and 1,724,916 shares, respectively, of Valhi common stock.

As already stated, Valhi is the direct holder of approximately 83.0% of the outstanding shares of NL common stock and 50.05% of the Outstanding Shares.

As a result of Valhi's direct and indirect ownership of NL and Kronos

Worldwide and pursuant to Delaware law and Section 13(d)(4) of the Securities

Exchange Act of 1934, as amended, Valhi treats the shares of Valhi common stock that NL and Kronos Worldwide own as treasury stock for voting purposes.

For the purposes of this statement, such shares of Valhi common stock that NL and Kronos Worldwide hold are not deemed outstanding.

     By virtue of the stock ownership of each of Kronos Worldwide, NL, Valhi,

VHC, Dixie Rice and Contran, the role of Ms. Lisa Simmons and Ms. Connelly as co-trustees of the Family Trusts, Ms. Lisa Simmons and Ms. Connelly being beneficiaries of the Family Trusts, the direct holdings of Contran voting stock by each of Ms. Lisa Simmons, Ms. Connelly and Ms. Annette Simmons and

entities related to them, the position as a member of the Contran Board by each of Ms. Lisa Simmons, Ms. Connelly and Ms. Annette Simmons, the position as a member of the board of the Foundation by each of Ms. Lisa Simmons  and

Ms. Connelly, and the rights of each of Ms. Lisa Simmons, Ms. Connelly and

Ms. Annette Simmons under the Voting Agreement, in each case as described above, (a) Ms. Lisa Simmons and Ms. Connelly may be deemed to control each of the Family Trusts and the Foundation, (b) Ms. Lisa Simmons, Ms. Connelly and

Ms. Annette Simmons may be deemed to control each of Contran, Dixie Rice,

VHC, Valhi, NL,  Kronos Worldwide and CompX International Inc., a subsidiary of NL, and (c) Ms. Lisa Simmons, Ms. Connelly, Ms. Annette Simmons, Contran,

the Foundation, Dixie Rice, VHC, Valhi, NL and Kronos Worldwide may be deemed to possess indirect beneficial ownership of, and a pecuniary interest in,

shares of common stock directly held by such entities, including any Shares.

However, Ms. Lisa Simmons, Ms. Connelly and Ms. Annette Simmons each disclaims beneficial ownership of all Shares held, directly or indirectly, by any of such entities, except to the extent of her pecuniary interest therein.

     Except for the 1,571,716 Shares she and the estate of Harold C. Simmons hold directly, Annette C. Simmons disclaims beneficial ownership of all

Shares, except to the extent of her pecuniary interest therein.  Lisa K. Simmons and Serena Simmons Connelly each disclaim beneficial ownership of all Shares, except to the extent of her pecuniary interest therein.